EXHIBIT 10.54

                                LETTER AGREEMENT
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                          ELECTRONIC ASSOCIATES, INC.

                                                                February 2, 1995

Mr. Charles A. Milo
Electronic Associates, Inc.
1715 South Research Loop
Tucson, Arizona 85710

Dear Chuck:

         This will confirm the discussions that you have been having with various members of the Board of Directors with respect to your separation from Electronic Associates, Inc. ("EAI").
         It is the understanding that:
                  1. Retirement (a) You will resign as an officer, director and
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employee of EAI effective on the date hereof. You will continue to receive your regular compensation as an employee through March 31, 1995, payable in accordance with EAI's policy. You will be available to meet in Tucson with current management of EAI to effect a smooth transition with customers, suppliers and others.
                   (b) Loretta Milo will resign as an employee of EAI effective on the date hereof. Loretta will continue to receive her regular compensation as an employee through March 31, 1995, payable in accordance with EAI's policy.
                   (c) The payments made to you hereunder shall be in lieu of severance payments under your employment agreement dated November 15, 1993.
                  2. Bonus. Upon the execution of this Agreement, you will be
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deemed to have earned your $50,000 bonus, which will be payable in four (4)
equal installments of $12,500 each, on February 12, 1995 and March 3; and March 12; and March 31, 1995.

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                  3. Stock, Class A and Class B Warrants. On the date hereof,
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you are the owner of 429,166 shares of Common Stock of EAI and Class A Warrants to purchase 398,042 shares of EA Stock at $1.00 per share and Class B Warrants to purchase 398,042 shares of EA Stock at $1.75 per share. To the extent that you desire and are otherwise able to sell your shares of EAI, you agree that you will limit any such sales as follows: (a) 100,000 shares per quarter, on a non-cumulative basis, for the first two calendar quarters in 1995; (b) the number of shares you would be permitted to sell pursuant to Rule 144 under the Securities Act of 1933, assuming you were otherwise eligible for the next six
(6) calendar quarters. After such period, there will be no further contractual restrictions on your ability to sell your shares.
                  4.  Options.  Schedule A attached hereto lists of all of
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the options which you and Loretta are currently entitled to exercise. The exercise period for all of such options shall be extended to and terminated on, the end of business on September 30, 1995. All other options you may have shall be cancelled effective immediately.

                  5. $160,000 Note. Upon the execution of this Letter,
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the loan that EAI made to you in the amount of $160,000 shall be cancelled and you shall have no further liability thereunder.
                  6. Mexican Plant. You will devote up to 14 business days
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during the period of 45 days from the date hereof to assist EAI in closing the plant in Nogales, Mexico with a minimum expense to EAI for which you will be paid $10,000 plus reasonable expenses.
                  7. Mutual Release.  Upon the execution of this letter,
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EAI and you will execute mutual general releases.

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                  8. Miscellaneous. (a) You shall be entitled to retain
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your laptop computer after you have unloaded the information; and
(b) you shall be entitled to be reimbursed for reasonable expenses incurred in connection with one trip to West Long Branch, New
Jersey to remove your personal belongings from your apartment.

                  9. Press Release. EAI will consult with you prior to
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making a joint announcement of your separation from EAI.
         If the foregoing accurately and completely sets forth our understanding, kindly so indicate by signing and returning a copy of this letter to the undersigned whereupon it shall become a binding agreement between us and we will proceed to prepare the documents necessary to effectuate the agreement.

                                                    Very truly yours,

                                                    ELECTRONIC ASSOCIATES, INC.

                                                    By:  /s/ Bruce P. Murray

Accepted and Agreed to:

  /s/ Charles A. Milo
         Charles A. Milo

  /s/ Loretta Milo
         Loretta Milo